UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     May 4, 2016

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Employment Agreement of Valerie Hermann
On May 4, 2016, the Company entered into an amended and restated employment agreement with Valerie Hermann to reflect her appointment as the Company’s Global Brand President, Luxury, Women’s Collections, and World of Accessories (the “Hermann Agreement”).  Ms. Hermann previously served as the Company’s Global Brand President, Ralph Lauren Luxury Collections.  The term of the Hermann Agreement commences as of April 4, 2016 (the “Hermann Effective Date”) and continues until July 1, 2020.
Pursuant to the Hermann Agreement, Ms. Hermann is entitled to an annual base salary of not less than $950,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of her employment, including the Executive Officer Annual Incentive Plan (“EOAIP”).  Under the EOAIP, she has an annual target bonus opportunity of 175% of her fiscal year salary earnings, and a maximum bonus opportunity of 350% of her fiscal year salary earnings.  Pursuant to the Hermann Agreement, and in accordance with the Company’s 2010 Long Term Stock Incentive Plan (“2010 LTSIP”), beginning in fiscal year 2017, Ms. Hermann will be granted an annual equity award with a value of $2.5 million, under the terms of the 2010 LTSIP and as approved each year by the Compensation & Organizational Development Committee of the Board of Directors.  In addition, Ms. Hermann shall also be entitled to a car allowance of $1,500 per month.
Under the Hermann Agreement, if the Company terminates Ms. Hermann’s employment for any reason other than death, disability or Cause, or Ms. Hermann voluntarily terminates her employment for Good Reason (each as defined in the Hermann Agreement), she will be entitled to receive an amount equal to her then current base salary for a severance period equal to one year from the date of such termination, plus a lump sum amount at the end of the severance period equal to 175% of her base salary.  She will also vest in any unvested stock options, time-based restricted stock units and other equity awards with only service-based vesting conditions as of the date of termination of her employment and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.  In addition, she will be entitled to continue to participate during the severance period in any group medical or dental insurance plans in which she participated prior to termination.
If the Company terminates her employment without Cause, or Ms. Hermann voluntarily terminates her employment for Good Reason, in each case within 12 months following a Change in Control of the Company (as defined in the Hermann Agreement), then, in lieu of the foregoing amounts, Ms. Hermann will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and the bonus she was paid for the most recently completed fiscal year immediately prior to her termination. In addition, in such event, any unvested stock options, unvested time-based restricted stock units and any other equity awards held by Ms. Hermann will immediately vest. In the case of any performance-based equity awards, the accelerated vesting would be calculated as if the target performance level was achieved, and such immediate vesting shall also occur should Ms. Hermann’s employment be terminated in contemplation of a Change in Control, and the Change in Control actually occurs.
If Ms. Hermann voluntarily terminates her employment without Good Reason, or if the Company terminates her employment for Cause, Ms. Hermann will be entitled to receive only her base salary through the date of termination.  In the event her employment terminates due to her death or disability, she or her estate will be entitled to receive all payments due to Ms. Hermann through the date of her death or termination due to disability, and any outstanding equity awards shall be treated in the manner described above as if her employment was terminated by the Company without Cause.
If, at the end of the term, the Company fails to offer to renew the Hermann Agreement upon substantially similar material terms, and if the Company terminates Ms. Hermann’s employment without Cause, or if she resigns, in either case at any time within the twelve (12) month period following the end of the term, she will be entitled to receive an amount equal to her base salary for a severance period equal to one year from the date of such termination.  Effective as of the last day of the term, Ms. Hermann shall be treated as eligible for early retirement under the Company’s 2010 LTSIP in connection with any termination of employment, other than a termination by the Company for Cause.  The provisions governing vesting upon retirement, including early retirement, contained in any Performance-based Restricted Share Units (“PRSUs”) or Performance Share Units (“PSUs”) or any other equity awards with performance-based or time-based vesting conditions granted to Ms. Hermann under the 2010 LTSIP prior to the end of the term (but not including the performance thresholds required to vest in performance-based awards) will be not less favorable than those contained in the PRSUs and PSUs granted to her in May 2015, and the provisions concerning vesting and exercisability after retirement, including early retirement, contained in any stock options granted to her under the 2010 LTSIP prior to the end of the term will be not less favorable than those contained in the stock options granted to her prior to the date of the Hermann Agreement.
Under the Hermann Agreement, the above described amounts and stock awards to be provided are subject to her compliance with certain restrictive covenants.  Any amounts due and payable to Ms. Hermann upon termination of her employment will be subject to compliance with Section 409A of the Internal Revenue Code.
The foregoing description of the Hermann Agreement is qualified in its entirety by the Hermann Agreement which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Amended and Restated Employment Agreement, effective as of April 4, 2016, between Ralph Lauren Corporation and Valerie Hermann.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: May 4, 2016	By:	/s/ Robert L. Madore
Name: Robert L. Madore
Title: Corporate Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement, effective as of April 4, 2016, between Ralph Lauren Corporation and Valerie Hermann.